UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Marvell Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SUPPLEMENT TO NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

June 11, 2026

To Marvell Stockholders:

Enclosed please find supplementary proxy material (the “Supplement”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvell Technology, Inc., a Delaware corporation (“Marvell,” the “Company,” “we,” “us” or “our”), to be held on Thursday, June 25, 2026, at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/MRVL2026.

On May 13, 2026, we filed and began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet or how to request paper copies of these materials. The Supplement is being made available on or about June 11, 2026. Except as specifically amended or supplemented by the information contained in the Supplement, all information set forth in the proxy statement for the Annual Meeting (the “Proxy Statement”) remains unchanged and should be considered in voting your shares.

The primary purpose of the Supplement is to revise the list of nominees for election to our board of directors (the “Board”) as set forth in Proposal No. 1 in the proxy statement for the Annual Meeting by removing Daniel Durn as a nominee for the Board. On June 10, 2026, Mr. Durn resigned as a member of our Board, including from all committees of the Board on which he served, effective immediately, and was subsequently appointed to serve as the Company’s Chief Financial Officer and Executive Vice President and principal financial officer, effective June 15, 2026. As a result, Mr. Durn will not be standing for re-election to our Board at the Annual Meeting.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. The Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Durn is no longer standing for re-election as a director. No votes received prior to or after the date of this Supplement will be counted for or against the election of Mr. Durn to our Board.

This Supplement, the Proxy Statement, and the Annual Report to Stockholders for the fiscal year ended January 31, 2026 (the “Annual Report”) are available on a website at www.proxyvote.com in accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, the Supplement and the Annual Report and vote your shares as soon as possible via the Internet, telephone, or by mail.

BY ORDER OF THE BOARD OF DIRECTORS

MATTHEW J. MURPHY Chairman and CEO June 11, 2026

1000 N. West Street

Suite 1200

Wilmington, DE 19801

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated June 11, 2026 (the “Supplement”), supplements the proxy statement dated May 13, 2026 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by our Board of proxies to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvell Technology, Inc., a Delaware corporation (“Marvell,” the “Company,” “we,” “us” or “our”), to be held on Thursday, June 25, 2026, at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/MRVL2026.

The purpose of this supplement is to (1) revise the list of nominees for election to our Board as set forth in Proposal No. 1 in the Proxy Statement by removing Daniel Durn as a nominee for the Board, (2) provide updated information relating to recent changes in our Board structure following Mr. Durn’s resignation and (3) revise the list of proxy holders with respect to our Annual Meeting. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

On June 10, 2026, Daniel Durn resigned as a member of our Board, including from all committees of the Board on which he served, effective immediately, and was subsequently appointed to serve as the Company’s Chief Financial Officer and Executive Vice President and principal financial officer, effective June 15, 2026. As a result, the Board has authorized a revised slate of nominees for election to the Board. As discussed below, the revised list of seven nominees approved by the Board includes each of Marvell’s current directors other than Mr. Durn and Tudor Brown, who, as described in the Proxy Statement, expressed a preference to retire from the Board and was not nominated as a director for fiscal 2027. If the current nominees are elected, we will have seven members serving on our Board after the Annual Meeting. The number of directors was reduced from nine to eight effective as of Mr. Durn’s resignation, and the number of directors will be further reduced from eight to seven effective as of the election of directors at the Annual Meeting. Further information on the seven nominees is provided below and in the Proxy Statement.

Proposal No. 1 for the Annual Meeting consists of the election of directors to serve until the 2027 Annual Meeting and until their successors have been duly elected and qualified or their earlier resignation or removal. The candidates nominated by the Board consist of all of the nominees identified in the Proxy Statement, with the exception of Mr. Durn, who resigned from the Board effective June 10, 2026. Because Mr. Durn is no longer a nominee for the Board, shares represented by proxies received by the Company will be voted for the remaining seven nominees as instructed and will not be voted for Mr. Durn. The following are nominees for our Board:

Name	Age	Position
Matthew J. Murphy	53	Chairman & CEO
Sara Andrews	62	Independent Director
Brad W. Buss	62	Lead Independent Director
Rebecca House	53	Independent Director
Marachel L. Knight	53	Independent Director
Rajiv Ramaswami	60	Independent Director
Richard P. Wallace	66	Independent Director

Biographical information with respect to the nominees, along with the specific experience, qualifications, attributes or skills of each nominee that led the Board to conclude that each nominee should serve on the Board with respect to each nominee, is set forth in the Proxy Statement under the caption “Proposal No. 1 – Election of Directors.” In addition, share ownership with respect to the nominees is set forth in the Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

CORPORATE GOVERNANCE AND MATTERS RELATED TO OUR BOARD OF DIRECTORS

Audit Committee

Effective June 10, 2026, the Board appointed Brad Buss as interim Chair of the Audit Committee to replace Mr. Durn and also added Marachel Knight as an interim Member of the Audit Committee. The Board has initiated a search for a new independent director to assume the role of Chair of the Audit Committee on a permanent basis, as well as to identify a replacement director in connection with Tudor Brown’s retirement.

INFORMATION REGARDING THE ANNUAL MEETING

In connection with the Chief Financial Officer transition, Willem Meintjes has resigned as the Company’s Chief Financial Officer and Executive Vice President, effective June 15, 2026. The Proxy Statement and proxy card designated Mr. Meintjes as a proxy holder to vote your shares at the Annual Meeting, in addition to Mark Casper, our Chief Legal Officer and Secretary. Because Mr. Meintjes’ resignation will take effect before the Annual Meeting, Mr. Casper will be the sole proxy holder. You may make this appointment by properly completing the proxy as described in the Proxy Statement. Proxies received prior to the date of this Supplement will continue to be effective with respect to Mr. Casper but will no longer be effective with respect to Mr. Meintjes.

If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described in the Proxy Statement. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the proxy holder in the manner the proxy holder deems appropriate for any other matters that may properly come before the meeting.

VOTING MATTERS

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed, except that votes will not be cast for Mr. Durn because he is no longer nominated for election to the Board.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers about Our Annual Meeting.”

Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.

THE BOARD OF DIRECTORS

June 11, 2026

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